Exhibit 99.1

SORL Auto Parts Reports Higher Sales for the

First Quarter of 2016

ZHEJIANG, China, May 16, 2016 -- SORL Auto Parts, Inc. (NASDAQ: SORL) (“SORL” or the “Company”), a leading manufacturer and distributor of automotive brake systems as well as other key safety-related auto parts in China, announced today its unaudited financial results for the first quarter of 2016 ended March 31, 2016.

First Quarter 2016 Financial Highlights

●	Net sales for the 2016 first quarter was $53.8 million, a 3.1% increase over the first quarter of 2015;

●	Gross profit margin was 26.8%;

●	Net Income attributable to stockholders was $0.4 million, or $0.02 per diluted share, compared with $3.1 million, or $0.16 per diluted share in the first quarter of 2015;

●	Cash, cash equivalents and short-term investments were $64.6 million with a current ratio of 2.8 to 1 at March 31, 2016.

Mr. Xiaoping Zhang, SORL's Chief Executive Officer and Chairman, stated, "Despite Chinese economic growth continuing to decelerate in 2016, our domestic sales increased in the OEM and aftermarket markets. During the first quarter, the commercial vehicle sector in China demonstrated a sign of recovery. While overall truck sales increased by 1.1% in the first quarter of 2016, heavy-duty truck sales rose by 7.0%. Our new, more advanced products continued to generate sales and led our growth. Our growing portfolio of more advanced and higher-margin products enables us to maintain our leadership position in the commercial vehicle braking market. In addition, we are maintaining our gross margin, among the highest in the industry, through differentiating product offerings, strict cost controls and enhanced production techniques.

“We believe that the worst time for Chinese commercial vehicle market is now behind us as we see a number of OEMs are back on growth track. We are moving into larger facilities to accommodate our future growth and enhance our productivity through a more efficient facility layout.” Mr. Zhang concluded.

First Quarter 2016 Financial Results

For the first quarter of 2016, net sales increased by 3.1% to $53.8 million from $52.2 million in the 2015 first quarter. Revenues from the Company’s domestic OEM customers were $28.1 million, an increase of 8.9% from $25.9 million in the first quarter of 2015. The higher OEM sales were mainly due to higher truck sales in the first quarter of 2016. Total truck sales were up by 1.1% led by a sales increase of 7.0% in the heavy-duty segment. Aftermarket sales in China grew by 6.5% to $13.2 million for the first quarter of 2016, compared with $12.4 million for the same period of 2015. New vehicle sales in China and the expiration of their OEM warranties assisted our aftermarket business growth. New product sales increased in the 2016 first quarter due to sales in both the Chinese OEM market and Chinese aftermarket. Revenues from international markets decreased 10.1% to $12.5 million, compared to $13.9 million in the first quarter of 2015 due to lower truck production and currency depreciation in several overseas markets.

The gross profit for the first quarter of 2016 increased by 5.2% to $14.4 million from $13.7 million a year ago. Gross margin was 26.8% compared with 26.3% in the first quarter of 2015.

In the first quarter of 2016, operating expenses increased 45.5% to $14.2 million from $9.8 million in the same quarter of 2015. The increase reflected higher selling and distribution, general and administrative, and research and development expenses. As a percentage of revenue, operating expenses were 36.4% in the first quarter of 2016, compared with 18.7% in the first quarter of 2015.

●	Selling and distribution expenses were $5.6 million, or 10.3% of quarterly revenues, compared with $5.4 million, or 10.3% a year ago. The higher selling and distribution expenses were mainly due to increased freight expense and packaging expenses.

●	General and administrative ("G&A") expenses in the first quarter of 2016 were $6.9 million, or 12.9% of quarterly revenues compared with $2.7 million, or 5.2% of total revenues in the first quarter of 2015. The increase in G&A expenses was mainly due to the increase in allowance for doubtful accounts during this quarter. As the majority of the company’s customers are large State-Owned Enterprises (SOEs) with a long standing history with SORL. The company is not only confident on the full collection of these outstanding receivables, but also has demonstrated proven track records in collecting aged receivables.

●	Research and development ("R&D") expenses were $1.7 million in the first quarter of 2016 compared with $1.7 million in the first quarter of 2015. As a percentage of revenue, R&D expenses were 3.2% in the first quarter of 2016 compared with 3.3% of revenue in the first quarter of 2015.

Financial expenses were $0.2 million in both the first quarter of 2016 and 2015.

Income before income taxes was $0.4 million for the first quarter of 2016, compared to $4.2 million for the same quarter of 2015. The decrease in income before income taxes reflected higher operating expenses during the first quarter of 2016 compared to the first quarter of 2015. The pretax income margin was 0.8% in the first quarter of 2016, compared with 8.0% in the first quarter of 2015.

The provision for income taxes was a positive gain of $0.03 million in the first quarter of 2016, compared with an expense of $1.0 million in the first quarter of 2015.

Net income attributable to stockholders for the first quarter of 2016 was $0.4 million, or $0.02 per basic and diluted share, compared with $3.1 million, or $0.16 per basic and diluted share a year ago.

Balance Sheet

As of March 31, 2016, the Company had cash, cash equivalents, and short-term investments of $64.6 million compared to $91.2 million on December 31, 2015. Inventory was $68.2 million compared to $73.7 million on December 31, 2015. Short-term bank loans were $17.4 million compared to $23.4 million on December 31, 2015. Total equity increased to $224.0 million at March 31, 2016 compared with $222.4 million at December 31, 2015. On March 31, 2016, working capital was $172.0 million with a current ratio of 2.8 to 1.

Recent Events

On May 5, 2016 SORL Auto Parts, Inc. (the "Company"), through its principal operating subsidiary, Ruili Group Ruian Auto Parts Co., Ltd. (the "Subsidiary"), entered into a Purchase Agreement with Ruili Group Co., Ltd., a related party under common control with the Company pursuant to which the Company agreed to purchase the land use rights and factory facilities located at No. 2666 Kaifaqu Avenue, Rui'an Economic Development Zone, Rui'an City, Zhejiang Province (the "Development Zone Facility").

In exchange for the Development Zone Facility, the Company will transfer to the Ruili Group the land use rights and factory facilities located at No. 1169 Yumeng Road, Rui'an Economic Development Zone, Rui'an City, Zhejiang Province (the "Dongshan Facility") that the Company currently owns, plus RMB501 million in cash. The cash consideration in the amount of RMB481 million will be paid to the Ruili Group before June 30, 2016, and the remaining RMB20 million will be paid within 10 days of completion of the required procedures in the Purchase Agreement.

The market valuations of the Dongshan Facility and the Development Zone Facility have been recently assessed by the leading independent appraiser, DTZ/Cushman & Wakefield.

The total floor area of the Dongshan Facility is 58,714 square meters compared with the total floor area of the Development Zone Facility of 157,619 square meters, which will provide more manufacturing and service capacity to support the Company's future growth.

Business Outlook

For the fiscal year 2016, management reiterates that it expects net sales to be approximately $200 million and net income to be approximately $11.5 million. These targets are based on the Company’s current views on the operating and market conditions, which are subject to change.

“The growth in the overall commercial vehicle business and especially the important heavy-duty truck segment, provides optimism for the future. We are adding more advanced braking products to provide more solutions to fulfill our customers’ needs and attract more customers. With our new facility, we are adding capacity and the ability to better control our costs,” Ms. Jinrui Yu, SORL's Chief Operating Officer, stated.

Conference Call

Management will host a conference call on Monday, May 16, 2016 at 8:00 A.M. EDT/ 8:00 P.M. Beijing Time to discuss its 2016 first quarter results. Listeners may access the call by dialing U.S. toll free number +1-877-407-0778 and +1-201-689-8565 for international callers, and Mainland China toll free +864-001-202-840. A live web cast of the conference call will also be available at http://www.sorl.cn.

A replay of the call will be available shortly after the conference call through 11:59 P.M. EDT on June 16, 2016, or 11:59 A.M. Beijing Time on June 17, 2016. The replay dial-in numbers are: U.S. toll free number +1-877-660-6853 or the international number +1-201-612-7415; using Conference ID "13636680" to access the replay.

About SORL Auto Parts, Inc.

As a global tier one supplier of brake and control systems to the commercial vehicle industry, SORL Auto Parts, Inc. is the market leader for commercial vehicles brake systems, such as trucks and buses in China. The Company distributes products both within China and internationally under the SORL trademark. SORL is listed among the top 100 auto component suppliers in China, with a product range that includes 65 categories with over 2000 specifications in brake systems and others. The Company has four authorized international sales centers in UAE, India, the United States and Europe. SORL is working to establish a broader global sales network. For more information, please visit http://www.sorl.cn.

Safe Harbor Statement

This press release may include certain statements that are not descriptions of historical facts, but are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "expects," "anticipates," "believes," "targets," "goals," "projects," "intends," "plans," "seeks," "estimates," "may," "will," "should" or similar expressions. For example, when the Company describes the evaluation of the preliminary non-binding proposal letter, it is using forward-looking statements. These forward-looking statements may also include statements about the Company's proposed discussions related to its business or growth strategy, which are subject to change. Such information is based upon expectations of the Company's management that were reasonable when made, but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company's control and upon assumptions with respect to future business decisions, which are subject to change. The Company does not undertake to update the forward-looking statements contained in this press release. These risks and uncertainties may include, but are not limited to general political, economic and business conditions which may impact the demand for commercial vehicles or passenger vehicles in China and the other significant markets where the Company's products are sold, uncertainty regarding such political, economic and business conditions, trends in consumer debt levels and bad debt write-offs, general uncertainty related to possible recessions, natural disasters, the political stability of China and the impact of any of those events on demand for commercial or passenger vehicles, changes in consumer confidence, new product development and introduction, competitive products and pricing, seasonality, availability of alternative sources of supply in the case of the loss of any significant supplier or any supplier's inability to fulfill the Company's orders, cost of labor and raw materials, the loss of or curtailed sales to significant customers, the Company's dependence on key employees and officers, the ability to secure and protect trademarks, patents and other intellectual property rights, potential effects of competition in the Company's business, the dependency of the Company upon the normal operation of its sole manufacturing facility, potential effect of the economic and currency instability in China and countries to which the Company sold its products, the ability of the Company to successfully manage its expenses on a continuing basis, the continued availability to the Company of financing and credit on favorable terms, business disruptions, disease, general risks associated with doing business in China or other countries including, without limitation, foreign trade policies, import duties, tariffs, quotas, political and economic stability, and the other factors discussed in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. For additional information regarding known material factors that could cause the Company's results to differ from its projected results, please see its filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Copies of filings made with the SEC are available through the SEC's electronic data gathering analysis retrieval system (EDGAR) at http://www.sec.gov.

Contact Information

Raymond Lin
+86-139-6777-6556
+86-577-6581-7721
ljf@sorl.com.cn

Phyllis Huang
+86-151-6770-5972
+86-577-6581-7721
phyllis@sorl.com.cn

Investor Relations
+1-646-726-6511
sorl@compassbell.com

-Tables Follow –

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Balance Sheets
March 31, 2016 and December 31, 2015

	March 31, 2016 (unaudited)		December 31, 2015

Assets
Current Assets
Cash and cash equivalents	US$	6,103,766	US$	30,230,828
Accounts receivable, net		71,711,260		71,823,328
Bank acceptance notes from customers		28,096,561		22,870,791
Short term investments		58,527,775		61,007,709
Inventories		68,154,818		73,661,860
Prepayments, including $1,754,420 and $0 prepayments to related parties at March 31, 2016 and December 31, 2015, respectively		8,233,271		3,350,607
Due from related party		18,247,384		-
Prepaid capital lease interest		54,189		93,458
Restricted cash		1,067,461		785,999
Other current assets, net		1,463,295		1,241,864
Deferred tax assets		3,506,814		2,909,729
Total Current Assets		265,166,594		267,976,173

Property, plant and equipment, net		37,053,716		37,561,905
Land use rights, net		13,208,647		13,232,149
Intangible assets, net		21,050		23,854
Security deposits on lease agreement		1,768,800		1,759,975
Total Non-Current Assets		52,052,213		52,577,883
Total Assets	US$	317,218,807	US$	320,554,056

Liabilities and Equity
Current Liabilities
Accounts payable and bank acceptance notes to vendors, including $496,146 and $1,133,537 due to related parties at March 31, 2016 and December 31, 2015, respectively	US$	37,640,498	US$	35,292,277
Deposit received from customers		21,304,652		20,012,087
Short term bank loans		17,447,655		23,367,207
Accrued expenses		11,964,864		13,870,587
Capital lease obligations		2,653,200		3,519,949
Other current liabilities, including $97,404 and $0 due to related parties at March 31, 2016 and December 31, 2015, respectively		2,198,308		2,067,449
Total Current Liabilities		93,209,177		98,129,556
Total Liabilities		93,209,177		98,129,556

Equity
Preferred stock - no par value; 1,000,000 authorized; none issued and outstanding as of March 31, 2016 and December 31, 2015		-		-
Common stock - $0.002 par value; 50,000,000 authorized,
19,304,921 issued and outstanding as of March 31, 2016 and
December 31, 2015		38,609		38,609
Additional paid-in capital		42,199,014		42,199,014
Reserves		13,260,606		13,207,972
Accumulated other comprehensive income		16,658,615		15,662,639
Retained earnings		129,433,106		129,055,099
Total SORL Auto Parts, Inc. Stockholders' Equity		201,589,950		200,163,333
Noncontrolling Interest In Subsidiaries		22,419,680		22,261,167
Total Equity		224,009,630		222,424,500
Total Liabilities and Equity	US$	317,218,807	US$	320,554,056

SORL Auto Parts, Inc. and Subsidiaries

Consolidated Statements of Income and Comprehensive Income

For The Three Months Ended March 31, 2016 and 2015 (Unaudited)

		Three Months Ended March 31,
		2016		2015

Net Sales	US$	53,836,728	US$	52,197,966
Include: sales to related parties		2,580,846		1,011,924
Cost of sales		39,397,649		38,466,892
Gross profit		14,439,079		13,731,074

Expenses:
Selling and distribution expenses		5,562,432		5,350,998
General and administrative expenses		6,929,858		2,719,372
Research and development expenses		1,743,687		1,712,621
Total operating expenses		14,235,977		9,782,991

Other operating income		914,205		585,717

Income from operations		1,117,307		4,533,800

Interest income		88,102		110,955
Government grants		4,757		25,980
Other income		45,589		67,411
Interest expenses		(174,460)		(166,656)
Other expenses		(637,629)		(370,688)

Income before income taxes provision / benefit		443,666		4,200,802

Income taxes provision (benefit)		(34,824)		998,278

Net income	US$	478,490	US$	3,202,524

Net income attributable to noncontrolling interest In subsidiaries		47,849		152,243

Net income attributable to common stockholders	US$	430,641	US$	3,050,281

Comprehensive income:

Net income	US$	478,490	US$	3,202,524
Foreign currency translation adjustments		1,106,640		(813,243)
Comprehensive income		1,585,130		2,389,281
Comprehensive income attributable to noncontrolling interest in subsidiaries		158,513		88,568
Comprehensive income attributable to common shareholders	US$	1,426,617	US$	2,300,713

Weighted average common share - basic		19,304,921		19,304,921

Weighted average common share - diluted		19,304,921		19,304,921

EPS - basic	US$	0.02	US$	0.16

EPS - diluted	US$	0.02	US$	0.16

SORL Auto Parts, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For The Three Months Ended March 31, 2016 and 2015 (Unaudited)

	Three Months Ended March 31,
	2016		2015

Cash Flows From Operating Activities
Net Income	US$	478,490	US$	3,202,524
Adjustments to reconcile net income to net cash
used in operating activities:

Allowance for doubtful accounts		3,676,683		(338,319)
Depreciation and amortization		1,733,874		1,937,064
Deferred income tax		(596,802)		(162,875)
Changes in assets and liabilities:
Accounts receivable		(3,192,855)		(4,556,747)
Bank acceptance notes from customers		(5,236,626)		720,695
Other currents assets		(216,932)		(557,779)
Inventories		6,020,763		3,937,590
Prepayments		(4,828,231)		(492,545)
Prepaid capital lease interest		40,714		87,570
Accounts payable and bank acceptance notes to vendors		2,389,292		(4,765,769)
Income tax payable		-		394,992
Deposits received from customers		1,221,498		1,716,287
Other current liabilities and accrued expenses		(1,900,667)		(1,608,205)
Net Cash Flows Used In Operating Activities		(410,799)		(485,517)

Cash Flows From Investing Activities
Change in short term investments		2,854,289		(10,157,715)
Acquisition of property and equipment		(1,247,024)		(859,313)
Change in restricted cash		(284,338)		-
Advance to related party		(18,695,590)		-
Net Cash Flows Used In Investing Activities		(17,372,663)		(11,017,028)

Cash Flows From Financing Activities
Proceeds from bank loans		13,795,728		8,643,266
Repayment of bank loans		(20,050,944)		(5,470,663)
Repayment of capital lease		(906,123)		(932,092)
Net Cash Flows Provided By (Used In) Financing Activities		(7,161,339)		2,240,511

Effects on changes in foreign exchange rate		817,739		(20,110)

Net change in cash and cash equivalents		(24,127,062)		(9,282,144)

Cash and cash equivalents- beginning of the period		30,230,828		14,009,597

Cash and cash equivalents - end of the period	US$	6,103,766	US$	4,727,453

Supplemental Cash Flow Disclosures:
Interest paid	US$	275,913	US$	191,154
Income taxes paid	US$	677,301	US$	766,161